EXHIBIT 3.3
(Translation)
REGULATIONS REGARDING THE BOARD OF DIRECTORS

Article 1.	(Purpose)
Except as otherwise provided for by laws and regulations or the Articles of Incorporation, any matters related to the Board of Directors of Nippon Oil Corporation (the “Company”) shall be governed by these regulations regarding the Board of Directors (the “Regulations”).

Article 2.	(Composition)
1.	The Board of Directors shall comprise all of the Directors of the Company.

2.	Corporate Auditors shall attend meetings of the Board of Directors and, where it is deemed necessary, express their opinions.

Article 3.	(Convocation)
The Ordinary Meeting of the Board of Directors shall be held once a month in principle, and the Extraordinary Meeting of the Board of Directors shall be held at any time whenever necessary.

Article 4.	(Convener)
The Chairman of the Board of Directors shall convene the meetings of the Board of Directors. Should the Chairman of the Board of Directors be unable to act, another Director shall take his or her place in accordance with the order of priority determined in advance by the Board of Directors.

Article 5.	(Procedure for Convocation)
1.	Notice for convocation of the meeting of the Board of Directors shall be provided to each Director and Corporate Auditor at least three (3) days prior to the date set for the meeting; provided, however, that such period may be shortened if the convocation is urgently required.

2.	The meeting of the Board of Directors may be held without following the procedure for convocation set forth above, pursuant to the consent of all Directors and Corporate Auditors.

Article 6.	(Chairman)
The Chairman of the Board of Directors shall act as the chairman of the meeting of the Board of Directors. Should the Chairman of the Board of Directors be unable to act, another Director shall take his or her place in accordance with an order of priority determined in advance by the Board of Directors.

Article 7.	(Attendance of Persons other than Directors and Corporate Auditors)
In addition to Directors and Corporate Auditors, the General Manager of the Secretariat, the General Manager of the Corporate Social Responsibility Department and the General Manager of the General Administration Department shall attend meetings of the Board of Directors. If the Board of Directors deems it necessary, the Board of Directors may have any Executive Officer or other persons attend the meeting and express his or her opinions or provide explanations.

Article 8.	(Matters to be Resolved)
1.	The following matters are required to be resolved by the Board of Directors.

(1)	Determination of material business plans;

(2)	Acquisition or Disposal of material assets;

(3)	Significant investments, loans, borrowings and guarantees, and the establishment of pledges in respect of such;

(4)	Determination of material personnel matters (including the appointment of senior executive advisers and executive consultants);

(5)	Establishment, alteration or closure of branches and other material organizations;

(6)	Development of the internal control system;

(7)	Handing of material litigation or the execution of material contracts;

(8)	Convocation of the General Meeting of Shareholders and proposals to be made therein;

(9)	Determination of the order of Directors to act as the chairman at the General Meeting of Shareholders;

(10)	Approval of accounting documents, business reports and annexed statements thereof;

(11)	Approval of provisional accounting documents;

(12)	Approval of consolidated accounting documents;

(13)	Approval of consolidated and non-consolidated financial statements (including those pertaining to interim and quarterly financial results);

(14)	Earnings forecasts and revisions to same;

(15)	Appointment of Representative Directors and Directors with titles;

(16)	Appointment of Executive Officers;

(17)	Approval of transactions by Directors which will compete with the business of the Company and conflict-of-interest transactions between Directors and the Company

(18)	Establishment of a record date for the purpose of determining shareholders that are able to exercise rights;

(19)	Acquisition of the stock of the Company from subsidiaries;

(20)	Acquisition of the stock of the Company through market transactions or other means;

(21)	Cancellation of treasury stock;

(22)	Stock split;

(23)	Allocation of stock for no consideration;

(24)	Decrease in the number of shares constituting one unit of shares or abolition of any provisions in the Articles of Incorporation which pertain to such number;

(25)	Determination of matters concerning offering of stock;

(26)	Purchase of fractional shares;

(27)	Determination of matters concerning offering of stock subscription rights and bonds with stock subscription rights;

(28)	Determination of material matters concerning subscription in respect of bonds;

(29)	Determination of interim dividend;

(30)	Determination of the shareholder registry agent of the Company and the administration office thereof;

(31)	Establishment, amendment or abolishment of the share handling regulations, the Regulations and the regulations of the Executive Officers;

(32)	Establishment, amendment or abolishment of the respective standards that govern compensation and bonuses of Directors;

(33)	Establishment, amendment or abolishment of the respective standards that govern compensation and bonuses of Executive Officers;

(34)	Any and all other matters provided for by laws and regulations; and

(35)	Any and all other matters other than each of the foregoing that the Board of Directors deems necessary

Article 9.	(Resolutions)
1.	Resolutions of the Board of Directors shall be adopted by a majority vote of the Directors present at a meeting at which a majority of the Directors who are entitled to participate in resolving such matter are present.

2.	Any Director having a special interest in a matter to be resolved may not participate in resolving such matter.

3.	If a resolution at a meeting of the Board of Directors is urgently required and circumstances prevent the convocation of a meeting, a resolution may be deemed to be approved by using the method provided in Article 25 of the Articles of Incorporation.

Article 10.	(Delegation of Determination of Execution of Business)
Matters concerning the execution of business, other than the matters to be resolved set forth in Article 8, may be determined by the Representative Directors.

Article 11.	(Matters to be Reported)
1.	The Representative Directors shall report to the Board of Directors on any determinations concerning the execution of business made pursuant to Article 10 that pertain to matters of particular significance at the meeting of the Board of Directors immediately following such determination.

2.	Each Representative Director shall, at least once every three (3) months, report to a meeting of the Board of Directors on the status of the execution of his or her duties.

3.	Any Director who engages in (i) transactions which will compete with the business of the Company or (ii) conflict-of-interest transactions with the Company shall report without delay the material facts concerning such transactions to the Board of Directors after the completion thereof.

4.	Any Director or Corporate Auditor who provides notice to all of the Directors and Corporate Auditors with respect to a matter to be reported shall not be required to report on such matter at a meeting of the Board of Directors; provided, however, that the foregoing shall not apply to the reporting required under Paragraph 2 above.

Article 12.	(Minutes)
1.	As required under the ordinances of the Ministry of Justice, the time and place at which the meeting of the Board of Directors was convened, the substance of the proceedings and the results thereof, and other relevant matters shall be recorded in the minutes.

2.	As required under the ordinances of the Ministry of Justice, where a resolution has been deemed to be approved by the Board of Directors pursuant to Article 9, Paragraph 3, the details of such deemed resolution and other relevant matters shall be recorded in the minutes.

3.	As required under the ordinances of the Ministry of Justice, if notice has been provided to all of the Directors and Corporate Auditors with respect to a matter to be reported at a meeting of the Board of Directors in accordance with Article 11, Paragraph 4, the details of such notice and other relevant matters shall be recorded in the minutes.

4.	The minutes required in the above three paragraphs shall be kept at the head office of the Company for a period of ten (10) years.